UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2006

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50849 (Commission File Number)	36-4387594 (I.R.S. Employer Identification No.)

	6400 Shafer Court, Suite 100 Rosemont, Illinois (Address of principal executive offices)	60018 (Zip Code)

(847) 384-6100 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

                                On April 27, 2006, Kanbay International, Inc. (the “Company”) entered into the First Amendment (the “Amendment”) with certain financial institutions and LaSalle Bank National Association (“LaSalle”), as administrative agent, which amends the Credit Agreement dated as of March 9, 2006 among the Company, certain financial institutions that are or may from time to time become parties thereto as lenders and LaSalle.  The Amendment, among other things, increases the amount available for borrowing under the revolving credit facility from $75 million to $100 million.

                                The foregoing description of the Amendment is qualified in its entirety by reference to the actual terms of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance

                                Sheet Arrangement of a Registrant.

                                The information set forth under Item 1.01 relating to the Amendment is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

Item 9.01                Financial Statements and Exhibits.

            (d)               Exhibits:

Exhibit No.	Description
10.1	First Amendment dated as of April 27, 2006 among Kanbay International, Inc., certain financial institutions and LaSalle Bank National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: May 3, 2006	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	First Amendment dated as of April 27, 2006 among Kanbay International, Inc., certain financial institutions and LaSalle Bank National Association, as administrative agent.